UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  October 14, 2016

SOCIAL REALITY, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-37916	45-2925231
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

456 Seaton Street, Los Angeles, CA  90013

(Address of principal executive offices)(Zip Code)

Registrant's telephone number, including area code:  (323) 694-9800 not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 14, 2016 Mr. Rahul Thumati resigned as the Chief Financial Officer of Social Reality, Inc. and we appointed Mr. Joseph P. ("JP") Hannan as our Chief Financial Officer.  Mr. Thumati left the company to pursue other interests.  Biographical information for Mr. Hannan is as follows:

Joseph P. ("JP") Hannan.  Mr. Hannan, 45, is a media and entertainment executive with over 20 years of diverse, hands on experience as a chief financial officer across television, radio, print and digital media sectors ranging from startups to large scale, publicly traded companies.  Prior to joining Social Reality, Inc. in October 2016, Mr. Hannan was employed by Cumulus Media, Inc. (NASDAQ: CMLS), serving as Senior Vice President, Treasurer and Chief Financial Officer (March 2010 to June 2016), as Interim Chief Financial Officer (July 2009 to March 2010) and Vice President and Controller (April 2008 to July 2009).  He also served as Chief Financial Officer of Modern Luxury Media, an affiliate of Cumulus Media, Inc., from August 2010 to June 2016.  From May 2006 to July 2007, Mr. Hannan served as Vice President and Chief Financial Officer of the radio division of Lincoln National Corporation (NYSE: LNC), and from March 1995 to November 2005 he served in a number of executive positions including Chief Operating Officer and Chief Financial Officer of Lambert Television, Inc., a privately held television broadcasting, production and syndication company. Mr. Hannan has served on a number of private and public company boards, including Regent Communications, Inc., International Media Group, and iBlast, Inc. Mr. Hannan received his Bachelor of Science degree in Business Administration from the University of Southern California.

On October 14, 2016 we entered into an Employment Agreement with Mr. Hannan. The term of the agreement extends until such time as either party chooses to terminate his employment with our company.  Under the terms of the Employment Agreement, Mr. Hannan's compensation includes:

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an annual base salary of $200,000;

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an annual bonus of $100,000, payable in equal quarterly installments beginning on April 1, and subject to the timely filings of our periodic reports;

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an annual bonus of a restricted stock grant of $100,000 in value of shares of our Class A common stock on each annual anniversary date of the Employment Agreement, also subject to the timely filings of our periodic reports, subject to continued employment;

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a one time restricted stock award of 100,000 shares of our Class A common stock, vesting 50,000 shares on October 14, 2017 and 50,000 shares on October 14, 2017, subject to continued employment; and

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annual paid time off of 30 days per year.

Mr. Hannan is entitled to participate in all benefit programs we offer our other executive officers and expense reimbursement. Upon termination of the agreement by either party, regardless of the reason, he is not entitled to any additional compensation.  The Employment Agreement with Mr. Hannan contains customary confidentiality, non-disclosure and noninterference provisions.

In connection with Mr. Thumati's resignation, on October 14, 2016 we entered into Separation and Release Agreement with Mr. Thumati pursuant to which we agreed to pay him a severance amount of $180,000 and he forfeited all rights to vested and unvested stock awards.  The agreement contained customary cross general releases, confidentiality and trade secret clauses.

Item 7.01

Regulation FD Disclosure.

On October 20, 2016 Social Reality, Inc. issued a press release announcing the engagement of Mr. Hannan as its Chief Financial Officer.  A copy of the press release is furnished as Exhibit 99.1 to this report.

Pursuant to General Instruction B.2 of Form 8-K, the information in this Item 7.01 of Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise be subject to the liabilities of that section, nor is it incorporated by reference into any filing of Social Reality, Inc. under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01

Financial Statements and Exhibits.

99.1

Press release dated October 20, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOCIAL REALITY, INC.

Date: October 20, 2016	By:	/s/ Christopher Miglino
Christopher Miglino, Chief Executive Officer